EXHIBIT 10.30

AMENDMENT LETTER 2

BANK OF SCOTLAND

funding of

$1,000,000

to

SIMCLAR, INC

and

SIMCLAR INTERCONNECT TECHNOLOGIES, INC

Edinburgh

1st Floor New Uberior House 11 Earl Grey Street Edinburgh EH3 9BN For the attention of: Douglas Archibald
Simclar, Inc. (formerly known as Techdyne, Inc.) Commission File No. 0-14659 2230 West 77th Street Hialeah Florida 33016 United States of America (the "Parent")	Telephone: 0131 659 1204 Fax: 0131 659 1144

Simclar Interconnect Technologies, Inc 1624 West Jackson Ozark MO 65721 United States of America (a "Subsidiary")

25th March 2008
Dear Sirs

BANKING FACILITIES

We refer to the agreement between ourselves, Simclar Inc. and Simclar Interconnect Technologies, Inc. (each a "Borrower" and together the "Borrowers") constituted by our offer of facilities dated 21 December 2005 and accepted by you on 22 December 2005 as amended by an amendment letter dated 26 January 2007 (the "Facility Letter") in terms of which we made available to you working capital facilities (the "Facilities") subject to the terms and conditions set out in the Facility Letter. We are writing to you to set out the terms on which the Facility Letter is to be amended.

1.	Definitions

Words and expressions used in this letter shall, except where the context otherwise requires, bear the same meaning as in the Facility Letter.

2.	Facilities

The parties agree and acknowledge that on the date referred to above the Facilities are a working capital facility with a limit of $1,000,000.

3.	Amendments

3.1.	Subject to the terms of clause 4 below, the Facility Letter shall be amended as follows:-

(a)	the following additional clause shall be inserted in the Facility Letter following the existing clause 2.1.3:

"2.1.4	Currency Borrowings up to $1,000,000 (the "Currency Borrowings Limit")";

(b)	the following additional clause 2.2.4(d) shall be inserted in the Facility Letter following the existing clause 2.2.4(c):

"(d)	the Dollar equivalent of all currency borrowings calculated in accordance with this letter";

(c)	clause 3.1 shall be amended by the deletion of the words "BoS base rate as that rate fluctuates." and its replacement with the words "the costs of funds to BoS.";

(d)	the following additional clause 5A shall be inserted in the Facility Letter following the existing clause 5:

"5A Currency Borrowings

5A.1
A Borrower may borrow such part of the Working Capital Facility (up to in aggregate the Currency Borrowings Limit) in any optional currency (which means, for the purpose of this letter, any currency which is freely transferable and convertible into Dollars and is approved by BoS) on giving BoS two days prior written notice.

5A.2	Currency borrowings shall be repayable on demand.

5A.3
Each Borrower shall pay interest on outstanding currency borrowings borrowed by it at a rate equal to the cost of funds incurred by BoS for purchasing such currencies plus the Applicable Margin, such interest payable in arrears. The relevant cost of funds will be set by BoS on a weekly basis and calculated and accrued daily. Interest will be debited to the relevant Borrower's currency current account with BoS monthly on such dates as BoS shall notify to the Borrowers.

5A.4	All sums payable under this letter shall be paid in the currency in which they are due and owing.

5A.5
If the Borrowers fail to pay any amount due under the currency borrowings on demand BoS may at any time purchase so much of an optional currency as BoS considers necessary or desirable to cover the currency borrowings at the then prevailing BoS spot rate of exchange and the Borrowers shall indemnify BoS against the full cost to BoS (including all costs, charges and expenses) incurred by it in purchasing the relevant optional currency.

5A.6
Whenever the "Dollar equivalent" of any currency borrowings require to be calculated, it shall be calculated at the BoS spot rate of exchange for such currency on the applicable day at such time as BoS may select.";

(e)	the words "or 5A.2" shall be inserted in clause 6 following the existing reference to "clause 2.3.2";

(f)
clause 10.4 of the Facility Letter shall be amended by the insertion of the words "365 days (in the case of any amount in Sterling) or" after the words "All sums of interest or commission will accrue on a daily basis and be calculated on the basis of a year of";

(g)	paragraph (a) of the definition of "Applicable Margin" included in the Schedule to the Facility Letter shall be amended as follows:

(i)	by the deletion of the words "Greater than or equal to 1.5:1 but less" where they appear in Column (1) of the table included therein and the substitution therefor of the word "Less";

(ii)	by the deletion of the words "Less than 1.5:1" where they appear in Column (1) of the table included therein; and

(iii)	by the deletion of the amount "1.5" where it appears in Column (2) of the table included therein;

(h)	the definition of "BoS" included in the Schedule to the Facility Letter shall be deleted and replaced as follows:

""BoS" means Bank of Scotland plc (Company number SC327000) having its registered office at the Mound, Edinburgh, EH1 1YZ and its successors, assignees and transferees.";

(i)
the definition of "Default Rate" included in the Schedule to the Facility Letter shall be amended by the deletion of the amount "one and a half per cent (1.5%)" and its replacement with the amount "two per cent (2%)";

(j)	the following additional definition shall be inserted following the definition of "Default Rate" in the Schedule to the Facility Letter:

""Dollar" and the symbol "$" mean the lawful currency of America.";

(k)	the deletion of the date "28 January 2008" where it appears in the definition of "Review Date" in the Schedule to the Facility Letter and the substitution therefor of the date "17 March 2009 "; and

(l)	the following additional definition shall be inserted following the definition of "Security Documents" in the Schedule to the Facility Letter:

""Sterling" and the symbol "£" mean the lawful currency of the UK.".

3.2.
Except as herein expressly amended, the terms and conditions of the Facility Letter are hereby confirmed and any reference in the Facility Letter to "this letter" (or similar phrases) shall, unless the context otherwise requires, be read and construed as a reference to the Facility Letter as amended by this letter and all Security Documents shall continue to secure all sums due to BoS by the Borrowers under the Facility Letter as hereby amended.

4.	Conditions Precedent

4.1.	Subject to Clause 4.2, Clause 3 shall not come into effect unless BoS has confirmed in writing to the Borrowers that:-

(a)	BoS is satisfied that no Event of Default (as defined in the Committed Facility Letter) has occurred and is continuing unwaived; and

(b)	BoS has received a certificate in the form set out in the Schedule to this letter executed by a director of each of the Borrowers.

4.2.
If BoS does not confirm to the Borrowers in terms of Clause 4.1 on or prior to 28 March 2008 (or such other date as may be agreed in writing by BoS from time to time) then this letter will lapse and the amendments to be made in terms hereof will be of no effect.

5.	Conditions Subsequent

5.1.	The Borrowers shall procure that on or prior to 28 April 2008 the following documents shall be provided to BoS in a form and substance satisfactory to BoS:

(a)	a reaffirmation agreement by the Borrowers (the "Reaffirmation Agreement");

(b)	a legal opinion by Porter Wright or such other reputable firm of US lawyers as may be acceptable to BoS, addressed to BoS in relation to the Reaffirmation Agreement; and

(c)	certified copies of good standing certificates in relation to each of the Borrowers.

6.	Miscellaneous

6.1.	No failure or delay by BoS in exercising any right or remedy under any BoS Document shall operate as a waiver, and no single or partial exercise shall prevent further exercise, of any right or remedy.

6.2.
If at any time any provision of this letter is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability or such provision under the law of any other jurisdiction shall in any way be affected or impaired.

6.3.	The Schedule referred to in this letter shall form part of this letter.

6.4.	This letter is a BoS Document.

7.	Costs and Expenses

The Borrowers will pay or reimburse to BoS (on a full indemnity basis) all reasonable legal, accountancy, valuation, due diligence and other fees, costs and expenses or tax charged to or incurred by BoS in connection with this letter (including the amendment, waiver, enforcement or preservation of the BoS rights) on demand. The Borrowers authorises BoS to debit any operating account it has with BoS with the amount of any such fees, costs, expenses or tax which is payable from time to time.

8.	Law

This letter will be governed by and construed according to Scots law and the Borrower submits to the jurisdiction of the Scottish Courts.

Please indicate your acceptance of the terms of this letter by executing and returning the enclosed copy.

Yours faithfully

/s/ Douglas Archibald

for and on behalf of
BANK OF SCOTLAND PLC

Agreed and accepted for and on behalf of
SIMCLAR, INC. by

/s/ Samuel J. Russell
Director

/s/ John Ian Durie	Director
Date March 27, 2008

Agreed and accepted for and on behalf of SIMCLAR INTERCONNECT TECHNOLOGIES, INC. by

/s/ Samuel J. Russell	Director

/s/ John Ian Durie	Director
Date March 27, 2008

This is the Schedule referred to in the preceding amendment letter between BoS, Simclar, Inc. and Simclar Interconnect Technologies, Inc. dated   March 2008

THE SCHEDULE

DIRECTOR'S CERTIFICATE

●, INC. HEADED PAPER

I, [insert full name], a Director of [insert corporation's full name], a [Florida/Delaware] corporation (the “Corporation”), pursuant to that certain Facility Letter, dated as of 21 December 2005 (as may be amended, modified, extended or restated from time to time the “Facility Letter”; all capitalized terms which are used herein but not otherwise defined herein shall have the meanings respectively assigned to them under the Facility Letter), by and among Simclar, Inc. and Simclar Interconnect Technologies, Inc., as Borrowers and Bank of Scotland plc, do hereby certify the following:

1.
Attached hereto as Exhibit A is a true, correct and complete copy of the Articles of Incorporation of the Corporation as filed with the [Florida/Delaware] Secretary of State, together with all amendments thereto adopted through the date hereof.

2.	Attached hereto as Exhibit B is a true, correct; and complete copy of the Certificate of Good Standing of the Corporation dated ___ from the Secretary of State of the State of [Florida/Delaware].

3.
Attached hereto as Exhibit C are true and complete copies of the resolutions adopted by the Board of Directors of the Corporation by written consent, which resolutions authorize and approve, among other things, the execution, delivery and performance of the Facility Letter, the amendment letter dated ___ March 2008 amending the terms of the Facility Letter (the "Amendment Letter") and the other financing documents to which the Corporation is a party and all other instruments and documents to be executed and delivered on behalf of the Corporation pursuant to the Facility Letter, the Amendment Letter and such other financing documents, none of which resolutions have been amended, modified or revoked and all of which are in full force and effect on the date hereof.

4.
Attached hereto as Exhibit D is a true, correct and complete copy of the By-laws of the Corporation. Such By-laws have not been amended, modified, supplemented or rescinded and are in full force and effect on and as of the date hereof.

5.
The persons named below have been duly elected and have duly qualified as, and on this day are, officers of the Corporation and hold the offices set forth opposite their names below, and the signatures set forth opposite their names below are their genuine signatures:

Name	Title	Signature
_________________________

_________________________

IN WITNESS WHEREOF, I have signed this Certificate this ______ day of ______, 2008. [INSERT NAME OF CORPORATION]

By:

Name:

Title:

I, [insert full name], the ______ [insert title] of the Corporation, do hereby certify that [insert full name] has been duly elected and has duly qualified as, and on this day is, a Director of the Corporation and the signature above is his genuine signature.

IN WITNESS WHEREOF, I have signed this Certificate this ______ day of ______, 2008.

[INSERT NAME OF CORPORATION]

By:

Name: